UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/06/2012

Pacer International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49828

Tennessee	62-0935669
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6805 Perimeter Drive
Dublin, OH 43016
(Address of principal executive offices, including zip code)

614-923-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On July 6, 2012, Pacer International, Inc. (the "Company") entered into a First Amendment (the "Amendment") to its Second Amended and Restated Credit Agreement dated December 30, 2010 (the "Credit Agreement").
The Amendment amends the Credit Agreement to, among other things, (1) reduce the margin applicable to borrowings under the facility by 25 basis points on base rate loans and by 100 basis points on Eurodollar rate loans, (2) reduce the letter of credit fees by 100 basis points, (3) reduce the commitment fee payable on the unused portion of the facility to a rate per annum ranging from 0.375% to 0.250% (down from a range of 0.625% to 0.375%), and (4) extend the maturity date from December 20, 2015 to July 6, 2017. Based upon the Company's total outstanding borrowings as a percentage of the aggregate commitments of the lenders and its average quarterly availability as of June 30, 2012, under the Amendment, the commitment fee would decline from 0.375% to 0.250% and letter of credit fees would decline from 2.75% to 1.75%. As of June 30, 2012, the Company had no borrowings outstanding under the facility and outstanding letters of credit of $11.6 million. Through December 31, 2012, the Amendment provides that the applicable margin on base rate loans and Eurodollar loans will be 0.75% and 1.25%, respectively. Under the Amendment, the applicable margins will no longer be subject to further reduction based on the Company's fixed charge coverage ratio.
The Amendment is attached hereto as Exhibit 10.1. The description of the Amendment above is qualified in its entirety by reference to the full text of the Amendment and the related security agreement.

Item 9.01.    Financial Statements and Exhibits

The following exhibits are filed as part of this report:
Exhibit 10.1             First Amendment, dated July 6, 2012, to the Second Amended and Restated Credit Agreement dated December 30, 2010 made by Pacer International, Inc., each of its domestic subsidiaries, the lenders from time to time party thereto, the issuers of letters of credit from time to time party thereto, and Bank of America, N.A., as Swing Line Lender and Administrative Agent, Wells Fargo Capital Finance, LLC, as Co-Agent and Joint Bookrunner, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Joint Bookrunner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacer International, Inc.

Date: July 06, 2012	By:	/s/ John J. Hafferty
John J. Hafferty
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	First Amendment, dated July 6, 2012, to the Second Amended and Restated Credit Agreement dated December 30, 2010